UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 24, 2023

Jacobs Solutions Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	88-1121891
(State or other jurisdiction of incorporation or organization)	(SEC File No.)	(IRS Employer identification number)

1999 Bryan Street

Suite 1200

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number (including area code): (214) 583-8500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock $1 par value	J	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2023 Annual Meeting of Shareholders of Jacobs Solutions Inc. (“the Company”) held on January 24, 2023, (the “Annual Meeting”), the Company’s shareholders approved the amendment and restatement of the Jacobs Solutions Inc. 1999 Stock Incentive Plan (as so amended and restated, the “Amended Plan”). The Amended Plan was approved by the Company’s Board of Directors (the “Board”) on November 17, 2022, subject to the approval of the Company’s shareholders, and became effective with such shareholder approval on January 24, 2023. Upon such approval, the Amended Plan, among other things, extended the term of the plan for an additional ten years, revised the share counting provision so that “full value” awards (i.e. awards other than stock options or stock appreciation rights) granted after January 24, 2023 will count against the share reserve on a 1:1 basis, and made certain other clarifying and administrative changes, including clarifying that all awards are subject to a one-year minimum vesting period and changing the name of the plan to the “Jacobs Solutions Inc. 2023 Stock Incentive Plan”.

For a description of the material terms of the Amended Plan, see “Proposal 4” in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on December 13, 2022 (the “Proxy Statement”). The foregoing description of the Amended Plan is qualified in its entirety by reference to the text of the Amended Plan, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07	Submission of Matter to a Vote of Security Holders

As described above, the Company held its Annual Meeting on January 24, 2023, The Company’s shareholders voted on five proposals that are described in detail in the Proxy Statement. Set forth below are the matters the stockholders voted on and the final voting results.

Proposal No. 1: Election of Directors

	For	Against	Abstain
Steven J. Demetriou	97,517,690	3,489,535	88,939
Christopher M.T. Thompson	97,273,064	3,723,699	99,401
Priya Abani	99,358,629	1,638,399	99,136
General Vincent K. Brooks	98,453,629	2,540,235	102,300
General Ralph E. Eberhart	89,538,445	11,453,118	104,601
Manny Fernandez	99,878,667	1,119,380	98,117
Georgette D. Kiser	98,658,120	2,334,643	103,401
Barbara l. Loughran	100,233,942	771,099	91,123
Robert A. McNamara	100,176,430	560,092	359,642
Robert V. Pragada	100,586,781	419,484	89,899
Peter J. Robertson	92,632,560	8,344,315	119,289

There were 9,918,811 broker non-votes in the election of directors.

Proposal No. 2: Advisory Vote to Approve the Company’s Executive Compensation

For	Against	Abstain
96,761,475	3,994,902	339,787

There were 9,918,811 broker non-votes on the proposal.

Proposal No. 3: Advisory Vote on the Frequency of Advisory Votes on the Company’s Executive Compensation

1 Year	2 Years	3 Years	Abstain
99,516,384	118,044	1,344,981	116,755

There were 9,918,811 broker non-votes on the proposal.

Proposal No. 4: Vote to Approve the Amendment and Restatement of the Company’s 1999 Stock Incentive Plan

For	Against	Abstain
97,352,385	3,572,245	171,534

There were 9,918,811 broker non-votes on the proposal.

Proposal No. 5: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending September 29, 2023

For	Against	Abstain
107,808,413	3,055,736	150,826

There were no broker non-votes on the proposal.

Item 8.01	Other Events

Completion of CEO Succession Plan

As previously announced, Bob Pragada has assumed the role of Chief Executive Officer of the Company, effective January 24, 2023. In addition, as described above under Item 5.07, at the Company’s Annual Meeting held on January 24, 2023, Mr. Pragada was elected by the Company’s shareholders to serve as a member of the Board.

Changes to Composition of Committees of the Board

Effective as of January 24, 2023, Ms. Priya Abani was added as a member of the Audit Committee.

Share Repurchase Authorization

On January 25, 2023, the Board authorized an incremental $1 billion share repurchase program. The duration of the new share repurchase program is three years. The exact number of shares, the timing and method of such purchases and the price and terms at and on which such purchases are made will be determined from time to time at the discretion of the Company and there can be no assurance of repurchases, as they depend upon a variety of factors including changes in market conditions and economic circumstances, availability of investment opportunities, uncertainties relating to the availability and costs of our financing needs in the future, currency fluctuations, the market price of the Company’s common stock and the suspension or discontinuation of the share repurchase program, among others. The new share repurchase program replaces the Company’s prior share repurchase program. The program may be suspended or discontinued at any time.

Dividend

On January 25, 2023, the Board declared a quarterly cash dividend payable to shareholders in the amount of $0.26 per share of the Company’s common stock. This represents an13% increase in the quarterly dividend. This dividend will be paid on March 24, 2023 to shareholders of record as of the close of business on February 24, 2023. Future dividend payments are subject to review and approval by the Board.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Jacobs Solution Inc. 2023 Stock Incentive Plan, as amended and restated effective January 24, 2023

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 27, 2023

JACOBS SOLUTIONS INC.

By:	/s/ Kevin C. Berryman
Kevin C. Berryman
President and Chief Financial Officer (Principal Financial Officer)